UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 12, 2013

VICAL INCORPORATED
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-21088 (Commission File Number)	93-0948554 (I.R.S. Employer Identification No.)
10390 Pacific Center Court San Diego, California (Address of principal executive offices)		92121-4340 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-1100

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Jill M. Broadfoot resigned from her positions as the Company’s Senior Vice President, Chief Financial Officer and Secretary effective as of the close of business on April 1, 2013.

On April 12, 2013, the Board of Directors appointed Vijay B. Samant, the Company’s President and Chief Executive Officer, as acting Chief Financial Officer while the Company engages in a search for a permanent Chief Financial Officer.  In his role as acting Chief Financial Officer, Mr. Samant will also serve as the Company’s principal financial officer.  In addition, the Board of Directors appointed Anthony A. Ramos, the Company’s Chief Accounting Officer, as principal accounting officer.

Mr. Samant joined the Company as President and Chief Executive Officer in November 2000. Prior to joining the Company, he had 23 years of diverse U.S. and international sales, marketing, operations, and business development experience with Merck & Co., Inc. (“Merck”). From 1998 to 2000, he was Chief Operating Officer of the Merck Vaccine Division. From 1990 to 1998, he served in the Merck Manufacturing Division as Vice President of Vaccine Operations, Vice President of Business Affairs and Executive Director of Materials Management. Mr. Samant holds a master’s degree in management studies from the Sloan School of Management at MIT, a master’s degree in chemical engineering from Columbia University, and a bachelor’s degree in chemical engineering from the University of Bombay, University Department of Chemical Technology. Mr. Samant has been a member of the board of directors of Raptor Pharmaceutical Corporation since 2011 and was a member of the board of directors for BioMarin Pharmaceutical Inc. from 2002 to 2004. Mr. Samant was a Director of the Aeras Global TB Vaccine Foundation from 2001 to 2010; a member of the Board of Trustees for the National Foundation for Infectious Diseases from 2003 to 2012; and a member of the Board of Trustees for the International Vaccine Institute in Seoul, Korea from 2008 to 2012.

Mr. Ramos joined the Company as Corporate Controller in February 2005 and was named Chief Accounting Officer in July 2010. From January 1999 until joining the Company, Mr. Ramos held various positions at Copper Mountain Networks, Inc., a publicly held network communications company, most recently as Vice President of Finance with broad responsibilities in finance, accounting, treasury, risk management and corporate governance. From April 1996 until joining Copper Mountain Networks, Inc., Mr. Ramos was Accounting Manager at Viasat, Inc., a publicly held digital communications company, where he held accounting and financial reporting responsibilities. From January 1990 until joining Viasat, Inc., Mr. Ramos served as an audit manager at PricewaterhouseCoopers LLP, where his clients included life sciences, computer software and telecommunications companies as well as government contractors. Mr. Ramos received his bachelor’s degree in business administration and accounting from San Diego State University and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED

Date:  April 18, 2013                                                                By:  /s/VIJAY B. SAMANT
Vijay B. Samant
Chief Executive Officer